UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 30, 2023

V. F. Corporation

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5256	23-1180120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Wewatta Street
Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(720) 778-4000
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value, stated capital $.25 per share	VFC	New York Stock Exchange
4.125% Senior Notes due 2026	VFC26	New York Stock Exchange
0.250% Senior Notes due 2028	VFC28	New York Stock Exchange
4.250% Senior Notes due 2029	VFC29	New York Stock Exchange
0.625% Senior Notes due 2032	VFC32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.
On October 30, 2023, V.F. Corporation issued a press release setting forth its second quarter fiscal 2024 earnings. A copy of the press release is attached hereto as Exhibit 99.
The information furnished pursuant to this Item 2.02, including Exhibit 99, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2023, V. F. Corporation (the “Company”) announced the promotion of Martino Scabbia Guerrini, previously Executive Vice President and President, EMEA (Europe, Middle East, Africa), APAC (Asia Pacific) and Emerging Brands, to the position of Executive Vice President, Chief Commercial Officer and President, Emerging Brands, effective October 16, 2023.

Mr. Scabbia Guerrini, 59, joined the Company in 2006 as President — Sportswear Outdoor International. During Mr. Scabbia Guerrini’s 18-year career at the Company, he has held various leadership roles, including Executive Vice President and Group President — EMEA, Coalition President — Jeanswear, Sportswear and Contemporary International, and President — Sportswear and Contemporary EMEA.

The Talent and Compensation Committee (the “Committee”) of the Company’s Board of Directors approved the following compensation for Mr. Scabbia Guerrini as the Executive Vice President, Chief Commercial Officer and President, Emerging Brands to reflect the significant increase in the scope of his responsibilities and to align his target compensation with the market benchmarks:

•	Effective November 1, 2023, a base salary of CHF 830,000;

•
A promotion-based award of restricted stock units (“RSUs”) with a grant date value of $2.5 million, which will be issued on November 2, 2023 and will cliff-vest 100% on the second anniversary of the grant date, subject to continued employment through such date; and

•
Eligibility to receive a promotion-based award of performance-based restricted stock units (“PRSUs”) with a grant date value of $2.5 million as a  one-time top-up to his long-term equity incentive award pursuant to the Company’s standard annual compensation program grant cycle for the Company’s fiscal year ending March 29, 2025 (“Fiscal 2025”). The PRSUs will be granted at the same time, with the same terms and conditions, and follow the same approval procedures by the Committee as the Fiscal 2025 – Fiscal 2027 PRSUs to be issued to the Company’s executive officers during the first quarter of Fiscal 2025.

The RSUs and PRSUs will be made under and subject to the terms of the Company’s 1996 Stock Compensation Plan, as amended. Mr. Scabbia Guerrini has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits.
(d)   Exhibits.
Exhibit No.	Description

99	V.F. Corporation press release dated October 30, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION
(Registrant)

		By:	/s/ Matthew H. Puckett
Matthew H. Puckett
Executive Vice President and Chief Financial Officer

Date:	October 30, 2023